Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital Lease Funding, Inc. Amended and Restated 2004 Stock Incentive Plan of our report dated March 16, 2006, with respect to the consolidated balance sheet as of December 31, 2005 of Capital Lease Funding, Inc. and the related statements of income, stockholders’ equity/members’ capital and cash flows for the year ended December 31, 2005, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

New York, New York
September 21, 2006